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                       Securities and Exchange Commission
                             Washington, D.C. 20549



                                    Form 8-K



                                 Current Report



     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                  June 17, 2005



                                County Bank Corp
             Michigan Commission file number 0-17482 EIN 38-0746239
                      83 W. Nepessing St. Lapeer, MI 48446
                                 (810) 664-2977



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICER; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.


On June 17, 2005, the Board of Directors of Lapeer County Bank & Trust Co. (the "Bank"), the wholly owned subsidiary of County Bank Corp (the "Company"), announced the appointment of Curt Carter as Chairman of the Board effective July 1, 2005. Mr. Carter is relinquishing his position as the Bank's President, his position for the previous 22 years. Mr. Carter retains the responsibilities of Chief Executive Officer.

Also on June 17, 2005, the Board of Directors of the Bank announced the appointment of Bruce J. Cady as President of the Bank effective July 1, 2005. Mr. Cady, age 52, has served as the Bank's head of lending since 1999. He joined the Bank as Sr. Vice President and was appointed Executive Vice President in 2002. He was also elected to the Board of Directors of both the Bank and the Company in November, 2002.

There is currently no written compensation arrangement in effect between Mr. Cady and either the Company or the Bank. Mr. Cady currently receives an annual salary of $133,308 and participates in the Company's discretionary bonus program. The compensation committee of the Board will hold a special meeting within the next month to discuss whether any increase to Mr. Cady's annual salary should be effected in connection with this promotion.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 21, 2005

                                       County Bank Corp


                                       By: /s/ Joseph H. Black
                                           -------------------------------------
                                           Joseph H. Black
                                           Treasurer and Chief Financial Officer